Exhibit 99.1

OptimizeRx to Present at Upcoming September Investor Conferences

ROCHESTER, Mich. – September 1, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, announced today that Will Febbo, OptimizeRx’s CEO will present at the upcoming Lake Street Capital Markets, “The Best Ideas Growth (BIG5) Conference” and the Piper Sandler, “Heartland Summit” conferences.

Details for the presentations are as follows:

Lake Street Capital Markets, “The Best Ideas Growth (BIG5) Conference”

Date: September 14-15, 2021

The Best Ideas Growth (BIG5) Conference is an invitation-only event, featuring over 100 dynamic, public growth companies. The virtual format has been designed to give attendees direct access to senior management via one-on-one & group meeting formats. To receive additional information, request an invitation or to schedule a one-on-one meeting, please contact your Lake Street representative

Piper and Sandler, “2021 Heartland Summit”

Date: September 29-30, 2021

The Piper Sandler Heartland Summit is an exclusive annual gathering of CEOs, policy-makers and investors representing every major sector within healthcare.

Registration for this exclusive event is open to current clients and employees of the firm.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and in section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

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